EXHIBIT 4.6.3


                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                                       TO

                               JPMORGAN CHASE BANK

                                     Trustee



                        --------------------------------



                          FIFTH SUPPLEMENTAL INDENTURE

                             Dated as of May 1, 2003

                                       To

                                    INDENTURE

                           Dated as of March 11, 1998



                        --------------------------------



                                  Providing for

             2003 Pollution Control Series B Senior Unsecured Notes

         FIFTH SUPPLEMENTAL INDENTURE, dated as of May 1, 2003, between PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation duly organized and existing under the laws of the State of New Mexico (the "Company"), having its principal office at Alvarado Square, Albuquerque, New Mexico 87158, and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as Trustee (the "Trustee") under the Indenture dated as of March 11, 1998 between the Company and the Trustee (the "Indenture").

                             RECITALS OF THE COMPANY

         The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its senior notes (the "Notes"), said Notes to be issued in one or more series as in the Indenture provided.

         The Company has executed and delivered to the Trustee a First Supplemental Indenture, dated as of March 11, 1998, between the Company and the Trustee to establish the forms and terms of seven series of Notes, a Second Supplemental Indenture, dated as of March 11, 1998, between the Company and the Trustee to establish the forms and terms of three series of Notes, a Third Supplemental Indenture, dated as of October 1, 1999, between the Company and the Trustee to establish the forms and terms of one series of Notes, and a Fourth Supplemental Indenture, dated as of May 1, 2003 to establish the forms and terms of one series of Notes (the Indenture, as supplemented by said First Supplemental Indenture, said Second Supplemental Indenture, said Third Supplemental Indenture and said Fourth Supplemental Indenture, collectively, the "Indenture, as heretofore supplemented").

         Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Notes to be known as its 2003 Pollution Control Series B Senior Unsecured Notes (the "2003B Notes"), the form and substance of the 2003B Notes and the terms, provisions, and conditions thereof to be set forth as provided in the Indenture and this Fifth Supplemental Indenture.

         The Company and the City of Farmington, in the County of San Juan, an incorporated municipality, a body politic and corporate, existing under the constitution and laws of the State of New Mexico (together with its successors and assigns, the "City"), are concurrently herewith entering into a Second Amended and Restated Installment Sale Agreement, dated as of May 1, 2003, relating to certain facilities located at the San Juan Generating Station and the Four Corners Generating Station (amending and restating the Amended and Restated Installment Sale Agreement, dated as of August 15, 1993, between the City, as vendor, and the Company, as vendee, which amended and restated the Installment Sale Agreement, dated as of October 1, 1983, between the City, as vendor, and the Company, as vendee) (the "Sale Agreement"), whereby the City has agreed to cooperate with the Company and will issue and deliver its pollution control revenue refunding bonds under the Pollution Control Revenue Bond Act, ss.ss. 3-59-1 to 3-59-14 NMSA 1978, as amended.

         Pursuant to Ordinance No. 2003-1140, adopted by the City on March 25, 2003, as supplemented by Resolution No. 2003-1071, adopted by the City on May 14, 2003 (as so supplemented, the "Ordinance"), the City has (1) authorized and provided for the issuance of $100,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds, 2003 Series B (Public Service Company of New Mexico San Juan and Four Corners Projects) (the "Refunding Bonds") and
(2) appointed Bank of Albuquerque, N.A., as trustee under the Ordinance (together with any successor trustee under the Ordinance, the "Refunding Bond Trustee").

         Under the Sale Agreement, the Company is obligated to make certain payments to the City, which the City has pledged and assigned to the Refunding Bond Trustee by the terms of the Ordinance, to provide for the payment of the principal and Purchase Price (as defined in the Ordinance) of, and premium, if any, and interest on, the Refunding Bonds.

         The Company by the Guaranty Agreement, dated as of May 1, 2003 (the "Guaranty"), by and between the Company and the Refunding Bond Trustee, guarantees payment of the principal and Purchase Price of, and interest on the Refunding Bonds (the "Guaranteed Amounts") and agrees to issue its 2003B Notes, to be delivered to the Refunding Bond Trustee, as security for the performance of the Company's obligation under the Guaranty to pay the Guaranteed Amounts.

         All things necessary to make this Fifth Supplemental Indenture a valid agreement of the Company, and to make the 2003B Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

          NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the acceptance of the 2003B Notes by the Refunding Bond Trustee under the Ordinance as collateral security for the Refunding Bonds, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the 2003B Notes and the terms, provisions, and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the 2003B Notes, as follows:

                                   ARTICLE ONE

                          GENERAL TERMS AND CONDITIONS
                          ----------------------------
                               OF THE 2003B NOTES
                               ------------------

         SECTION 1.01. There shall be and is hereby authorized a new series of Notes designated the "2003 Pollution Control Series B Senior Unsecured Notes". The 2003B Notes shall be limited in aggregate principal amount to $100,000,000. The 2003B Notes shall mature, and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon, on April 1, 2033. Subject to the provisions of Section 1.03 hereof, the 2003B Notes shall bear no interest until an Initial Interest Accrual Date, if any, has been determined in accordance with Section 1.03 hereof. The 2003B Notes shall be issued in the form of registered Notes without coupons, in denominations of $1,000 and any integral multiple thereof. Each of the 2003B Notes shall be dated as of the date of its authentication.

         SECTION 1.02. The 2003B Notes shall be issued to and registered in the name of the Refunding Bond Trustee under the Ordinance and shall be non-transferable, except as may be required to effect transfer to any successor trustee to the Refunding Bond Trustee under the Ordinance. Principal of, and premium, if any, and interest on the 2003B Notes will be payable, and registration of transfer and exchanges of the 2003B Notes may be effected, and notices and demands to or upon the Company in respect of the 2003B Notes and the Indenture, as supplemented from time to time, may be served at the office or agency of the Company maintained for that purpose in The City and State of New York, which shall be the Corporate Trust Office of the Trustee. The 2003B Notes shall be deemed fully paid, and the obligation of the Company thereunder shall be terminated, to the extent and in the manner provided in Section 1.05 hereof.

         SECTION 1.03. The 2003B Notes shall be issued to the Refunding Bond Trustee to secure the obligations of the Company under the Guaranty to pay the Guaranteed Amounts. In the event of failure by the Company to make any payment of any Guaranteed Amounts when and as required by the Company under the Guaranty, the 2003B Notes shall bear interest at the rate or rates from time to time borne by the Refunding Bonds for the corresponding Rate Period (as defined in the Ordinance) from the last day to which interest on the Refunding Bonds has been paid in full prior to the failure of the Company to pay such Guaranteed Amounts (such date being herein defined as the "Initial Interest Accrual Date"), and interest at such rate or rates shall be payable on the date or dates any such interest on the Refunding Bonds shall from time to time be due and payable in each year (each an "Interest Payment Date"), commencing on the first Interest Payment Date of the Refunding Bonds following the Initial Interest Accrual Date, until the principal of the 2003B Notes shall be paid or made available for payment.

         The Trustee may conclusively presume that no payments with respect to interest on the 2003B Notes are due unless and until the Trustee shall have received a written certificate from the Refunding Bond Trustee, signed by an authorized officer of the Refunding Bond Trustee, certifying that the Company has failed to make a payment of any Guaranteed Amount when and as required to be made by it under the Guaranty and specifying such Guaranteed Amount, the interest rate or rates borne by the Refunding Bonds, the Initial Interest Accrual Date, the Interest Payment Date(s) and such other terms as shall be applicable to the payment of interest on the 2003B Notes. The Trustee may rely and shall be fully protected in acting upon any such certificate and shall have no duty with respect to the terms specified in any such certificate other than to make them available for inspection by the Company.

         SECTION 1.04. The 2003B Notes shall be redeemed, in whole or in part, at the principal amount thereof plus any premium, as hereinafter provided, and any accrued and unpaid interest from the Initial Interest Accrual Date to their redemption date, if the Refunding Bond Trustee notifies the Trustee in writing that Refunding Bonds are subject to redemption as provided in Section 3.02 of the Ordinance. Any such notice must be received by the Trustee no later than five days (unless a shorter period of time is acceptable to the Trustee) prior to any redemption date fixed for the Refunding Bonds to be redeemed and shall specify the principal amount of such Refunding Bonds anticipated as of the date of such notice to be redeemed, the redemption date, the redemption premium, if any, and the amount of accrued and unpaid interest anticipated to be paid thereon. In the event such notice is given to the Trustee as provided above, the redemption date of the 2003B Notes shall be the date on which the Refunding Bonds are fixed for redemption, and on such date the said 2003B Notes shall become due and payable in the same principal amount as the Refunding Bonds in fact redeemed pursuant to Section 3.01 of the Ordinance. The redemption price payable in respect of the 2003B Notes shall include a premium in the event (and only in the event) that any redemption premium is payable in respect of the corresponding Refunding Bonds in fact redeemed pursuant to Section 3.01 of the Ordinance, and, in such event, the amount of such premium in respect of the redemption price of the 2003B Notes shall be an amount equal to the redemption premium so payable in respect of such Refunding Bonds. The Company shall deposit in trust with the Trustee on the redemption date an amount of money sufficient to pay the principal amount, plus any premium and accrued and unpaid interest, if any, to the date fixed for redemption on the 2003B Notes to be redeemed (the "Redemption Price"). Upon presentation to the Trustee of any of the 2003B Notes by the Refunding Bond Trustee for payment of the Redemption Price, such 2003B Notes so presented shall be redeemed and paid in full. However, if, in lieu of presenting the 2003B Notes due for redemption, the Refunding Bond Trustee shall deliver such 2003B Notes to the Trustee for cancellation, then, and in that event, subject to Section 1.05 hereof, such of the 2003B Notes so presented for cancellation shall be deemed fully paid, and if any monies shall have been deposited with the Trustee for such redemption, then such moneys shall be paid over to the Company, and the 2003B Notes so presented for cancellation shall be canceled in accordance with Section 1.05 hereof.

         SECTION 1.05 Upon surrender by the Refunding Bond Trustee or the Company to the Trustee hereunder of any of the 2003B Notes for cancellation, such Notes shall be canceled by the Trustee and delivered to the Company and shall be deemed fully paid and the obligations of the Company thereunder terminated.

         SECTION 1.06 The 2003B Notes shall be defeasible pursuant to Section
13.02 and Section 13.03 of the Indenture.

                                   ARTICLE TWO

                             FORM OF THE 2003B NOTES
                             -----------------------

         SECTION 2.01. The 2003B Notes and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the following form:

         Pursuant to Section 1.02 of the Fifth Supplemental Indenture dated as of May 1, 2003, supplemental to the Indenture, dated as of March 11, 1998, between Public Service Company of New Mexico and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee, as supplemented, this Note is nontransferable, except as may be required to effect transfer to any successor trustee to the Refunding Bond Trustee (as defined herein).

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
              2003 Pollution Control Series B Senior Unsecured Note

No.                                                                $__________

                                                           Due:  April 1, 2033



         PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation organized and existing under the laws of the State of New Mexico (herein called the "Company" which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, as trustee under the Ordinance (defined below), on April 1, 2033 (unless this Note shall have been called for previous redemption and provision made for the payment of the redemption price thereof), the principal sum of ____________________ Dollars ($__________) and to pay interest thereon from the Initial Interest Accrual Date (defined below) until the principal hereof is paid or made available for payment, at the rate or rates of interest from time to time borne by the Refunding Bonds (defined below) for the corresponding Rate Period (as defined in the Ordinance defined below) payable on each date or dates as such interest on the Refunding Bonds shall from time to time be due and payable in each year (each such date being herein called an "Interest Payment Date"), commencing on the first Interest Payment Date following the Initial Interest Accrual Date.

         Payment of the principal of, and premium, if any, and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         This Note is one of a duly authorized issue of senior notes of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of March 11, 1998 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered, to all of which the Holder, by accepting this Note, assents. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

         The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of all series then Outstanding under the Indenture, considered as one class;

provided, however, that if there shall be Notes of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Notes of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Notes of all series so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each, or all series, as the case may be, then Outstanding under the Indenture, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and permitting the Holders of specified percentages in principal amount of the Notes of each series Outstanding under the Indenture, on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences, provided, however, that if any such past default affects more than one series of Notes, the Holders of a majority in aggregate principal amount of the Outstanding Notes of all such series, considered as one class, shall have the right to waive such past default, and not the Holders of the Notes of any one such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than a majority in aggregate principal amount of the Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class, a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         The Notes of this series have been issued to Bank of Albuquerque, N.A., Albuquerque, New Mexico, as trustee (herein called the "Refunding Bond Trustee"), under Ordinance No. 2003-1140 adopted by the City of Farmington, New Mexico (herein called the "City") on March 25, 2003, as supplemented by Resolution No. 2003-1071 adopted by the City on May 14, 2003 (as so supplemented, the "Ordinance"), to secure the guarantee by the Company under a Guaranty Agreement dated as of May 1, 2003 between the Company and the Refunding

Bond Trustee (herein called the "Guaranty"), of payment of the principal and Purchase Price (as defined in the Ordinance) of and interest due (herein called the "Guaranteed Amounts") on the Pollution Control Revenue Refunding Bonds, 2003 Series B (Public Service Company of New Mexico San Juan and Four Corners Projects), issued by the City under the Ordinance (herein called the "Refunding Bonds").

         In the event of failure by the Company to make any payment of any Guaranteed Amount when and as required to be made by it under the Guaranty, this Note shall bear interest from the last date to which interest on such Refunding Bonds has been paid in full prior to the failure of the Company to pay such Guaranteed Amount (such date being herein called the "Initial Interest Accrual Date"), at the rate or rates from time to time borne by the Refunding Bonds, payable on the Interest Payment Dates in each year, commencing on the first Interest Payment Date following the Initial Interest Accrual Date.

         The Trustee may conclusively presume that no payments with respect to interest on the Notes of this series are due unless and until the Trustee shall have received a written certificate from the Refunding Bond Trustee or successor trustee under the Ordinance, signed by an authorized officer of the Refunding Bond Trustee or such successor trustee, certifying that the Company has failed to make a payment of any Guaranteed Amount when and as required to be made by it under the Guaranty and specifying such Guaranteed Amount, the interest rate or rates borne and to be borne by the Refunding Bonds, the Initial Interest Accrual Date, the Interest Payment Date(s) and such other matters, if any, as shall be pertinent to the payment of interest on the Notes of this series. The Trustee may rely and shall be fully protected in acting upon any such certificate and shall have no duty with respect to the matters specified in any such certificate other than to make it available for inspection by the Company.

         Upon the surrender for cancellation, at any time or from time to time, of Notes of this series by the Refunding Bond Trustee or any successor trustee under the Ordinance, or by the Company to the Trustee, the Notes so surrendered shall be deemed fully paid and the obligations of the Company thereunder shall be terminated, and such Notes shall be canceled by the Trustee and delivered to the Company.

         This Note is nontransferable except to effect transfer to any successor trustee to the Refunding Bond Trustee, any such transfer to be made as provided in the Indenture and subject to certain limitations therein set forth, by the registration of transfer of this Note in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the successor Refunding Bond Trustee.

         If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Notes, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, employee, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all Notes are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, employee, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Notes.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series shall be redeemable as provided in the Fifth Supplemental Indenture, dated as of May 1, 2003, supplemental to the Indenture.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                     PUBLIC SERVICE COMPANY OF NEW MEXICO


                                     By:
                                         --------------------------------------
                                          [Title]

Attest:

----------------------------
[Assistant] Secretary


                         CERTIFICATION OF AUTHENTICATION
                         -------------------------------

         This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:
                                     JPMORGAN CHASE BANK,
                                     as Trustee

                                     By:
                                         --------------------------------------
                                           Authorized Officer


                                  ARTICLE THREE

                          ORIGINAL ISSUE OF 2003B NOTES
                          -----------------------------

         SECTION 3.01. 2003B Notes in the aggregate principal amount of $100,000,000 may, upon execution of this Fifth Supplemental Indenture, or from time to time thereafter, be executed on behalf of the Company by any officer or employee authorized to do so by a Board Resolution under its corporate seal affixed thereto or reproduced thereon attested by its Secretary or by one of its Assistant Secretaries and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said 2003B Notes in accordance with a Company Order delivered to the Trustee by the Company, all pursuant to and in accordance with Section 3.03 of the Indenture, as heretofore amended.

                                  ARTICLE FOUR

                           PAYING AGENT AND REGISTRAR
                           --------------------------

         SECTION 4.01. JPMorgan Chase Bank will be the Paying Agent and Note Registrar for the 2003B Notes.

                                  ARTICLE FIVE

                                SUNDRY PROVISIONS

         SECTION 5.01. The Company hereby covenants that so long as any of the 2003B Notes shall remain outstanding, the Company shall deliver to the Trustee as soon as available copies (certified by an officer or employee of the Company to be true) of the Ordinance, the Sale Agreement, the Guaranty and copies of any supplements, amendments or replacements thereto, together with such other documents and instruments as the Trustee may reasonably request from time to time in connection with the transactions contemplated hereby. The Trustee shall have no duty to examine or take any other action with respect to any such documents or instruments so received by it other than to retain in its files any of same which it so receives and to make same available for inspection during normal business hours by any owner of the 2003B Notes.

         SECTION 5.02. Except as otherwise expressly provided in this Fifth Supplemental Indenture or in the form of the 2003B Notes or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of the 2003B Notes that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

         SECTION 5.03. The Indenture, as heretofore supplemented and as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 5.04. The Trustee hereby accepts the trusts herein declared, provided, created, supplemented, or amended and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth and upon the following terms and conditions:

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article VI of the Indenture shall apply to and form part of this Fifth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations, and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifth Supplemental Indenture.

         To the extent permitted by Section 6.01 of the Indenture, and without limitation of Section 6.03 of the Indenture, the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document (including, without limitation, the Ordinance, the Sale Agreement, the Guaranty, and any notice, certificate, or other document provided for in the Ordinance, the Sale Agreement or the Guaranty) believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         SECTION 5.05. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                   PUBLIC SERVICE COMPANY OF NEW MEXICO


                                   By:   /s/ T. R. Horn
                                       ----------------------------------------
                                         T. R. Horn
                                         Vice President and Treasurer

Attest:


         /s/ S. Jim Acosta
------------------------------------
         Assistant Secretary






                                   JPMORGAN CHASE BANK,
                                   as Trustee


                                   By:   /s/ Natalia Rodriguez
                                       ----------------------------------------
                                         Natalia Rodriguez
                                         Vice President
Attest:


         /s/ Nicholas Sberlati
------------------------------------
         Trust Officer

STATE OF NEW MEXICO    )
                       ) ss:
COUNTY OF BERNALILLO   )

         On the __ day of May, 2003 before me personally came T. R. Horn, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Treasurer of Public Service Company of New Mexico, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                          /s/ Lisa Abeyta
                                       ----------------------------------------
                                          Notary Public

                                          My Commission Expires:  4-18-2005
                                                                 --------------







STATE OF NEW YORK          )
                           ) ss:
COUNTY OF NEW YORK         )

         On the __ day of May, 2003 before me personally came Natalia Rodriguez, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of JPMorgan Chase Bank, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

                                          /s/ Emily Fayan
                                       ----------------------------------------
                                          Notary Public


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